                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1 10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4 and
                                                                     U76218 AB 9

                               R.H. DONNELLEY INC.

                    PROSPECTUS SUPPLEMENT DATED MAY 28, 2004
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

        The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                   -------------------- -------------------- -------------------- --------------------
                                                                               Principal Amount     Principal Amount
                                     Principal Amount     Principal Amount       of Senior            of Senior
                                     of Senior Notes      of Senior Notes    Subordinated Notes   Subordinated Notes
Name of Selling Security Holder          Owned               Offered               Owned               Offered
---------------------------------- -------------------- -------------------- -------------------- --------------------
Citigroup Global Market Inc...                      --                   --  $           540,000  $           540,000
Credit Suisse First Boston LLC                      --                   --              100,000              100,000
Jyske Bank A/S................                      --                   --              100,000              100,000
T. Rowe Price High Yield Fund,
   Inc........................                      --                   --              650,000              650,000
TRP Institutional High Yield Fund                   --                   --              115,000              115,000